SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 20, 2011
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34865	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5887 Copley Drive
San Diego, California 92111
(Address of Principal Executive Offices)

(858) 882-6005
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 20, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Leap Wireless International, Inc. (the “Company”) approved the compensation described below for the Company’s current named executive officers: S. Douglas Hutcheson; Walter Z. Berger; Albin F. Moschner; Glenn T. Umetsu; and Robert J. Irving, Jr.
     At his recommendation, the Committee did not award Mr. Hutcheson any annual cash bonus award, based upon the Company’s 2010 financial and operational performance. In addition, no bonuses were awarded to any of the other named executive officers based on the Company’s corporate performance for the year. The Committee did award the following bonuses to the other named executive officers based upon their individual performance in 2010: Mr. Berger, $106,000; and Mr. Irving, $52,611. In addition, the Committee approved payment of a $50,000 retention bonus to Mr. Berger upon completion of his fourth year of employment in June 2012. Messrs. Moschner and Umetsu have retired from the Company and were not awarded any cash bonuses for 2010 performance.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: April 26, 2011	By	/s/ Robert J. Irving, Jr.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President and General Counsel